Exhibit 99.2

Forward-Looking Statement Tronox makes certain forward-looking statements in this presentation that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management at the time of such statements. Forward-looking statements include information concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed by or otherwise include the words "believes," "will," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar expressions. Any statements regarding possible commerciality, development plans, capacity expansions, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results or performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. These factors include adverse changes in general economic conditions or in the markets we serve, changes in our business strategies, availability and pricing of raw materials, demand for consumer products for which our businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets (including changes in currency exchange rates), political or economic conditions in areas where we operate, trade and regulatory matters, the ability to generate cash flows or obtain financing to fund growth and the cost of such financing, and other factors and risks discussed herein, and in our forms 10-K and 10-Q, which are available on Tronox's website at www.tronox.com. Potential investors are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Agenda Perspective and Key Initiatives Tom Adams - Chairman and Chief Executive Officer Fourth-Quarter Performance Robert Gibney - Vice President Investor Relations and External Affairs Financial Highlights Mary Mikkelson - Senior Vice President and Chief Financial Officer Q&A

Strategic Focus Strategy: Focus on cash, returns & profit. Extract more from the existing assets. Grow with the market. Strategic Initiatives: Project Cornerstone Asset Management Manufacturing Excellence Market Segmentation Supply Chain Technology People / Change Management

Project Cornerstone Execution Land Sales & Capital Program Inventory, Receivables & Payables Program * Does not include BMI land formerly contracted to Centex Status Summary Teams on track or ahead of schedule Remain committed to achieving target Realizing benefits 89 119 109 99 129 139 Cash Cost Reductions $MM $0 $15 $30 $45 $60 2006 2007 2008 Savings to Date SG&A Op Costs $MM $0 $20 $40 $60 $80 $100 $120 $140 2006 2007 2008 2009 2010 Savings to Date Capital Add'l Land Sales *

Location M Tonnes Hamilton 225 Savannah 110 Western Australia 110 Botlek 90 Uerdingen (Sulfate) 107 Global Capacity 642 Global TiO2 Manufacturing Operations Nameplate Capacity (1) (1) Reflects 100% of the production capacity of the Kwinana pigment plant, which is 50% owned by Tronox and 50% by the joint venture partner. Americas Europe Asia-Pacific Huntsman Kronos Others East 0.46 0.3 0.24 0.11 0.11 0.28 2006 Tronox Sales by Geography Source: Company filings and internal estimates Europe Asia-Pacific Americas

Integrated Western Australia Operations Integrated Western Australia Operations Chandala Synthetic Rutile Facility Cooljarloo Mine Kwinana Pigment Facility

European Production Uerdingen, Germany Sulfate Process World-Class Facility New HIF Process Annual Capacity = 107,000 MT Botlek, Netherlands Chloride Process Improved Uptime, Debottlenecking New Capacity Rating = 90,000 MT

2007 Outlook Global TiO2 Market Regional Pricing Strong fundamentals in Asia-Pacific and Europe Cautiously optimistic for U.S. rebound in demand Ongoing Project Cornerstone Improvements Demand Growth 2007 vs. 2006 Capacity Utilization Inventory Levels 2.8% - 3.2% 90% - 95% Seasonal Norms

Tronox Fourth-Quarter Preliminary Results ($MM) Net Sales Gross Margin Income From Continuing Operations Diluted EPS from cont. ops. 2006 2005 Fourth Quarter Ended December 31, $326.3 33.6 7.8 $ 0.19 $346.5 50.3 12.0 $ 0.30

Process Chemicals & Energy Outlook

United States

- Chlorine prices continue to soften
- Caustic will increase slightly in Q1 then ease
- Natural gas prices moving lower until Q3

European Union

- Lower process chemical prices in U.S. offset by increases in European Union
- Energy prices moving higher

2007 U.S. Natural Gas Hedges	Q1	Q2	Q3	Q4
Amount hedged	88%	~50%	~30%	~30%
Weighted price with basis ($/MMBtu)	$7.97	$7.64	$7.73	$8.36

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TiO2 Pigment Good Volume Growth Primarily in Asia-Pacific Pricing Q3 to Q4 up 1% 2006 Seasonal Sales Profile: Extracting More From Existing Assets Increased Uptime Higher Process Chemical Costs Higher Production Costs as a Result of Tiwest JV 2005 2006 East 1267 1310 $MM $1267 $1310 Sales +3.4% 2005 2006 2005 2006 East 589 596.5 (in thousands of tonnes) 589 598 Production +1.6% 2006 2005 26% Q3 27% Q2 23% Q4 24% Q1

Electrolytic Increase Due to U.S. Navy Settlement of $20.5 mm Sodium Chlorate Sales Volumes and Pricing Improved Project Cornerstone Offset Higher Energy and Ore Costs 2005 2006 East -5.9 25.3 2005 2006 2005 2006 East 97 101.5 2005 2006 ($MM) Sales +4.6% Operating Profit $97 $102 $25 ($6) 2005 2006 2006 2005 Good Volume Growth Lead by Chlorate Partly Offset by EMD Energy-Based Price Increases ($MM)

Fourth-Quarter 2006 EPS $ (MM) EPS Income from continuing operations - as reported $7.8 $0.19 Significant items (net of tax) Arbitration award, net of litigation costs (3.7) (0.09) Restructuring charges (4.2) (0.10) Franchise tax audit 3.0 0.07 Income from continuing operations - as adjusted $2.9 $0.07

Financial Items Financial Items ($MM) 4Q 2006 FY 2006 2007 Outlook Cash Flow Provided by Operating Activities $49 $112 Interest Expense $13 $50 $48 to $52 Capital Expenditures $18 $90 $81 Effective Tax Rate 23% 48% 36% to 40%

Financial Items Financial Items ($MM) 4Q 2006 FY 2006 2007 Outlook SG&A Expense $29 $119 $125 to $129* *2007 Outlook Includes Employee Cash Incentive Program

Environmental Matters Environmental Items ($MM) FY 2006 2007 Outlook Gross Spend $57 Reimbursements $38* Net Cash Spend $19 $40 to $45 As of 12/31/06: Financial Reserves = $224MM Receivables For Reimbursements = $71MM Excludes anticipated future receivables of $41MM from DOE for West Chicago * Includes $20.5MM from U.S. Navy Settlement

Financial Highlights Land Sales Programs Henderson, Nevada 2,200 acre development Tronox 100% owned land ~150 acres Landwell Company participation Tronox U.S. portfolio $250MM Target Over 3-5 Years on Track Cornerstone Target Achieved for 2006 Henderson, Nevada

Q&A www.tronox.com